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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included the Registration Statement (Form S-4 File No. 333-___________) and related prospectus of Dobson Communications Corporation for the registration of up to 181,230 shares of its 13% Senior Exchangeable Preferred Stock.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
June 16, 1999